UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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QUINPARIO ACQUISITION CORP.
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On June 18, 2014, Quinpario Acquisition Corp. (the “Company”) issued the following press release:

QUINPARIO ACQUISITION CORP. ANNOUNCES
INCREASE IN OFFER PRICE IN WARRANT TENDER OFFER

ST. LOUIS, MISSOURI – JUNE 18, 2014 /Globe Newswire/ - Quinpario Acquisition Corp. (Nasdaq: QPAC, QPACU, QPACW) (“Quinpario”) today announced that it has increased the price it will offer to pay for its warrants in its previously announced warrant tender offer from $0.75 to $1.00 per warrant. The warrant tender offer is scheduled to expire at 11:59 p.m., New York City time, on July 7, 2014, unless extended or terminated.

Except for the increase in offer price, all of the material terms and conditions set forth in the offer to purchase, the related letter of transmittal and the other offer materials for the warrant tender offer, in each case as amended (collectively, the “Offer Documents”), remain unchanged.

The warrant tender offer is being made in connection with Quinpario’s previously announced acquisition of Jason Incorporated (“Jason”). The warrant tender offer is not conditioned on any financing or any minimum number of warrants being tendered. However, the warrant tender offer is subject to certain other conditions, including the acquisition of Jason, as set forth in the Offer Documents.

Quinpario has offered to purchase up to 9,200,000 of its outstanding warrants in the warrant tender offer. If more than 9,200,000 warrants are duly tendered and not properly withdrawn, Quinpario will purchase warrants from tendering warrant holders on a pro rata basis (disregarding fractions), in accordance with the number of warrants duly tendered by or on behalf of each warrant holder (and not so withdrawn). Tenders of Quinpario’s warrants must be made prior to the expiration of the warrant tender offer and may be withdrawn at any time prior to the expiration of the warrant tender offer, in accordance with the procedures described in the Offer Documents.

Quinpario has 18,400,000 outstanding warrants. The warrants are currently listed on the Nasdaq Capital Market under the symbol “QPACW.” On June 16, 2014, the last reported trading price of Quinpario’s warrants was $0.85 per warrant.

None of Quinpario Partners I, LLC, Quinpario’s sponsor, nor Quinpario’s directors and executive officers will tender their warrants pursuant to the warrant tender offer.

Morrow & Co., LLC is acting as the information agent for the warrant tender offer, and the depositary for the warrant tender offer is Continental Stock Transfer & Trust Company. For questions and information, please call the information agent toll free at (800) 662-5200 (banks and brokers call collect at (203) 658-9400).

This press release is neither an offer to purchase nor a solicitation of an offer to sell any Quinpario warrants. The Offer Documents are included as exhibits to the Schedule TO originally filed by Quinpario with the SEC on May 6, 2014, as amended on June 4, 2014 and June 5, 2014. Offers to purchase and solicitations of offers to sell will be made solely pursuant to the Offer Documents, as they may be further amended or supplemented. The Offer Documents, as they may be further amended or supplemented, should be read carefully and considered before any decision is made with respect to the warrant tender offer because they contain important information about the warrant tender offer. These materials have been distributed free of charge to all Quinpario warrant holders. In addition, these materials (and all other materials filed by Quinpario with the SEC) are available at no charge from the SEC through its website at www.sec.gov. Warrant holders may also obtain free copies of the Offer Documents filed by Quinpario with the SEC by directing a request to the information agent at Morrow & Co., LLC, 470 West Avenue, 3rd Floor, Stamford, CT 06902, quinpario.info@morrowco.com.

About Quinpario Acquisition Corp.

Quinpario is a special purpose acquisition company that completed its initial public offering in August 2013. Quinpario was formed for the purpose of acquiring one or more businesses through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination. Quinpario Partners I, LLC, which was formed for the express purpose of acting as the sponsor for Quinpario’s initial public offering, is an affiliate of Quinpario Partners LLC, an investment and operating company formed by Jeffry N. Quinn, former chairman, president and chief executive officer of Solutia Inc.

Forward-looking Statements

This news release may include forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this news release that address activities, events or developments that Quinpario expects or anticipates will or may occur in the future are forward-looking statements and are identified with, but not limited to, words such as “believe” and “expect”. These statements are based on certain assumptions and analyses made by Quinpario in light of its experience and its perception of historical trends, current conditions and expected future developments as well as other factors it believes are appropriate in the circumstances. However, whether actual results and developments will conform to Quinpario’s expectations and predictions is subject to a number of risks and uncertainties and depend on a number of factors such as, but not limited to, the ability to satisfy the conditions of the warrant tender offer and the acquisition, the performance of Quinpario and Jason and those factors identified in Quinpario’s Annual Report on Form 10-K for the year ended December 31, 2013, in its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2014, in its Definitive Proxy Statement on Schedule 14A filed on June 16, 2014 and in the Offer Documents (each available at www.sec.gov), including under the “Risk Factors” section of each such document. These statements speak only as of the date they are made.

Contacts

Quinpario:
Melissa H. Zona
+1 (636) 751-4057
mhzona@quinpario.com

Information Agent:
Morrow & Co., LLC
470 West Avenue, 3rd Floor
Stamford, Connecticut 06902
Telephone: (800) 662-5200
Banks and Brokerage Firms: (203) 658-9400
quinpario.info@morrowco.com

ADDITIONAL INFORMATION AND WHERE TO FIND IT

The Company has filed with the Securities and Exchange Commission (“SEC”) and mailed to its stockholders, a definitive proxy statement in connection with the proposed business combination with Jason and other matters. The Company’s stockholders and other interested persons are advised to read the definitive proxy statement in connection with the Company’s solicitation of proxies for its stockholders’ meeting to be held to, among other things, approve the proposed business combination because the proxy statement contains important information about the Company, Jason and the proposed business combination. Stockholders may obtain a free copy of the proxy statement, as well as other filings containing information about the Company, without charge, at the SEC’s Internet site (www.sec.gov). You may also be able to obtain these documents, free of charge, by accessing the Company’s website (http://www.quinpario.com). Copies of the proxy statement can also be obtained, without charge, by directing a request to Paul J. Berra III, Vice President, General Counsel and Secretary, 12935 N. Forty Drive, St. Louis, Missouri 63141 or to Morrow & Co., LLC, the Company’s proxy solicitor for the stockholders’ meeting, at 470 West Avenue, 3rd Floor, Stamford, CT 06902, (800) 662-5200 (banks and brokers call collect at (203) 658-9400).